                                                                   EXHIBIT 10.41

                               301 CARLSON PARKWAY

                                  OFFICE LEASE

                                     BETWEEN

                         CARLSON REAL ESTATE COMPANY, A
                          MINNESOTA LIMITED PARTNERSHIP


                                   AS LANDLORD

                                       AND

                                 GALAGEN, INC.,
                             A DELAWARE CORPORATION

                                    AS TENANT

                                TABLE OF CONTENTS

1.  BASIC LEASE PROVISIONS AND DEFINITIONS......................................  2
2.  PREMISES....................................................................  4
3.  RENT PAYMENT................................................................  4
4.  LANDLORD'S WORK; TENANT'S ACCEPTANCE OF PREMISES............................  5
5.  OPERATION AND USE OF PREMISES...............................................  6
6.  COMMON AREA.................................................................  7
7.  MAINTENANCE OBLIGATIONS.....................................................  7
8.  OPERATING EXPENSES AND REAL ESTATE TAXES....................................  8
9.  REPAIRS-ALTERATIONS......................................................... 10
10. UTILITIES AND OTHER SERVICES................................................ 10
11. LANDLORD'S ACCESS........................................................... 11
12. INDEMNITY AND NON-LIABILITY................................................. 11
13. INSURANCE................................................................... 12
14. ASSIGNMENT, SUBLETTING AND CORPORATE TRANSACTIONS........................... 14
15. DAMAGE OR DESTRUCTION....................................................... 16
16. EMINENT DOMAIN.............................................................. 18
17. MORTGAGEE PROTECTION........................................................ 19
18. RELOCATION OF PREMISES...................................................... 20
19. SIGNAGE..................................................................... 20
20. ENVIRONMENTAL COMPLIANCE.................................................... 20
21. DEFAULT..................................................................... 23
22. SURRENDER OF POSSESSION..................................................... 27
23. NOTICES..................................................................... 28
24. OCCUPANCY................................................................... 29
25. JOINT AND SEVERAL LIABILITY................................................. 29
26. QUIET ENJOYMENT............................................................. 29
27. BROKERAGE FEES.............................................................. 29
28. GENERAL..................................................................... 30


                        EXHIBIT                                  CITE
     A - Additional Terms and Conditions                      Section 28.18
     B - Building Legal Description                           Section 1.4
     C - Premises and Building Site Plan                      Section 1.5
     D - Landlord's Work  Base Building                       Section 4
     E - Tenant Improvements                                  Section 4
     F - Rules and Regulations                                Section 5.4
     G - Operating Expense Exclusions                         Section 8
     H - Subordination, Non-Disturbance Agreement             Section 17
     I - Estoppel Certificate                                 Section 17


                                  OFFICE LEASE


DATE:    June ____, 2000

PARTIES: CARLSON REAL ESTATE COMPANY, A
         A MINNESOTA LIMITED PARTNERSHIP
         "Landlord"

         GALAGEN, INC.,
         A DELAWARE CORPORATION
         "Tenant"

AGREEMENT:

In consideration of the following terms and conditions, the parties agree as follows:

      1.    BASIC LEASE PROVISIONS AND DEFINITIONS.

      1.1 STREET ADDRESS OF PREMISES: 301 Carlson Parkway, Suite 301, Minnetonka, MN 55305.

      1.2 LANDLORD'S NOTICE ADDRESS: 301 Carlson Parkway, Suite 100, Minnetonka, MN 55305.

      1.3 TENANT'S NOTICE ADDRESS: 301 Carlson Parkway, Suite 301, Minnetonka, MN 55305.

      1.4 COMPLEX: The office project commonly known as 301 & 401 Carlson Parkway, shown on Exhibit "C" and legally described on Exhibit "B", attached, and shall include only buildings that are fully constructed and which have received a certificate of occupancy.

      1.5 BUILDING: That part of the Complex commonly known as 301 Carlson Parkway, shown on Exhibit "C-1" and legally described on Exhibit "B", attached.

      1.6 CONSERVATORY: That part of the Complex identified on Exhibit "C" as the "Conservatory" containing approximately 5,000 square feet of space.

      1.7 PREMISES: The Premises shall be deemed to be approximately 6,814 rentable square feet of space, as depicted on Exhibit "C-2," attached, together with all appurtenances thereto.

      1.8   TERM: Four (4) Lease Years.

      1.9 PRO RATA SHARE: For the purposes of determining Tenant's share of Real Estate Taxes and Operating Expenses related exclusively to the Building (i.e. window washing, HVAC expense, janitorial services, etc.), a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building, in each case as reasonably determined in the first instance by Landlord. For the purposes of determining Tenant's share of Operating Expenses associated with the Common Area, a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Complex, in each case as reasonably determined in the first instance by Landlord. For the purposes of calculating Pro Rata Share of occupancy sensitive expenses such as cleaning and utilities, if the average occupancy of the Building or Complex in any calendar year is less than ninety (90%), then the Operating Expenses for such year shall be adjusted to reflect what the Operating Expenses would have been at an average occupancy of ninety-five (95%) percent.

      1.10 OPERATING EXPENSES: Defined in Section 8. Landlord estimates that Operating Expenses for the first calendar year shall be Five and 84/100 Dollars ($5.84) per rentable square foot of the Premises.

      1.11 REAL ESTATE TAXES: Defined in Section 8. Landlord estimates that Real Estate Taxes for the first calendar year shall be 55/100 Dollars ($0.55) per rentable square foot of the Premises.

      1.12 LEASE YEAR: The twelve (12) full calendar month period commencing on the Commencement Date and each anniversary thereof, unless the Commencement Date does not fall on the first day of a month in which event the first Lease Year shall commence on the first day of the month immediately following the month in which the Commencement Date occurs. Each subsequent Lease Year shall commence on the anniversary of the first Lease Year. The first Lease Year shall include any initial partial calendar month.

      1.13  ANNUAL BASE RENT: Annual Base Rent shall be as follows:

     Year          Per Square Foot          Annual Base Rent
     ----          ---------------          ----------------
      1                 $16.50                 $112,431.00
      2                 $16.75                 $114,134.50
      3                 $17.00                 $115,838.00
      4                 $17.25                 $117,541.50

      1.14 MONTHLY INSTALLMENT: Monthly Installments of Annual Base Rent shall be as follows:

           Year          Monthly Installment
           ----          -------------------
            1                 $9,369.25
            2                 $9,511.21
            3                 $9,653.17


            4                 $9,795.12


      1.15 ADDITIONAL RENT: All additional payment obligations of Tenant, including but not limited to Operating Expenses, Real Estate Taxes and any other charges or fees and any cost incurred by Landlord on behalf of Tenant.

      1.16 SECURITY DEPOSIT: No cash Security Deposit is required. (See Exhibit "A", Paragraph 4, for additional terms regarding the Financial Security)

      1.17  COMMON AREA: Defined in Section 6.

      1.18  SCHEDULED DELIVERY DATE: On or about August 15, 2000.

      1.19 COMMENCEMENT DATE: On or about August 15, 2000, or any earlier date upon which Tenant with Landlord's permission actually occupies and conducts business in any portion of the Premises. Upon determination, Tenant shall, upon Landlord's request, execute and deliver a written statement specifying the Commencement Date, termination date and other pertinent dates of the Term.

      1.20 TERMINATION DATE: The last day of the Fourth (4th) Lease Year following the Commencement Date.

      1.21 PERMITTED USE: General office use and other uses consistent with Class A office buildings in the western Minneapolis suburban market, and for no other use.

      2.    PREMISES.

Subject to the terms and conditions herein contained, Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord for the Term, unless sooner terminated pursuant to any provision hereinafter set forth together with the appurtenant right, in common with others, to use the Common Areas as set forth in Section 6.

      3.    RENT PAYMENT.

      3.1 AMOUNT AND MANNER. Tenant shall pay to Landlord Annual Base Rent in advance in equal Monthly Installments, without setoff or demand except as expressly set forth herein, on the fifth (5th) day of each calendar month during the Term of this Lease. Monthly Installments for any fractional month at the commencement or expiration of the Term shall be prorated based upon a thirty
(30) day month. Monthly Installments of Annual Base Rent, Operating Expenses and Real Estate Taxes shall be payable by Tenant to Landlord at the address set forth in Section 1.2, above, or at such other place as Landlord shall hereinafter designate in writing. Tenant agrees to take such action and execute such documents as Landlord shall deem necessary or desirable to cause the timely automatic direct transfer from Tenant's bank account of funds necessary to make all Monthly Installments and regular monthly payments of Operating Expenses and Real Estate Taxes required under the terms of this Lease, provided that annual adjusting payments and non-regular payments will be invoiced and paid by Tenant as Additional Rent. Tenant shall have the right to suspend the automatic direct transfer in the event of a dispute with Landlord regarding Annual Base Rent or Additional Rent due hereunder, or any other matter regarding the Lease, until the resolution of such dispute. Landlord shall provide Tenant with sixty (60) days prior written notice before implementing any change in the amount to be paid via the automatic payment.

      3.2 LATE FEES. If any Monthly Installment is not received by Landlord on or before the tenth (10th) day of the applicable calendar month, Tenant agrees to pay Landlord an additional sum equal to five percent (5%) of the total amount overdue, including Monthly Installments of Annual Base Rent, and Additional Rent. Said charge is intended to defray Landlord's interest and administrative expenses, and Tenant acknowledges that such charge represents a fair and reasonable estimate of such expenses, and shall be due and payable for each full or partial calendar month that any Monthly Installment and/or Additional Rent remains unpaid. Further, Landlord shall be entitled to charge a fee of $25.00, to cover its administrative expense, each time a check from Tenant is returned by a bank for insufficient funds.

      3.3 JUDGEMENT INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, in the event Landlord obtains a judgement in any claim against Tenant for the non- payment of a Monthly Installment or Additional Rent or any other default hereunder, such judgement shall bear interest from the date of any such judgement to the date same is paid at sixteen percent (16%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less.

      3.4 REMEASURE. In the event it is determined that the Premises are comprised of more or less than the rentable square footage stated in Section 1.6, as certified by a contractor or architect reasonably satisfactory to Landlord, the parties agree to enter into a supplemental agreement setting forth the actual rentable square footage of the Premises, as well as, any changes to Tenant's Base Annual Rent and/or Additional Rent.

      4.    LANDLORD'S WORK; TENANT'S ACCEPTANCE OF PREMISES.

Landlord shall, at its sole cost and expense, complete the work described in the attached Exhibit "D" ("Landlord's Work") and the tenant improvements, if any, described on Exhibit "E" (the "Tenant Improvements"). With the exception of any latent defects, Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's receipt of the Premises and of Landlord's Work in good and satisfactory order, condition and repair. Latent defects shall be deemed to mean an aspect of construction which is defective and which, as of the Delivery Date, Tenant could not reasonably discover by reasonable and customary observation or inspection. Tenant shall have thirty (30) days from the Delivery Date to submit to Landlord, its punch list and one hundred eighty (180) days from the Delivery Date to notify Landlord of any latent defects, and

Landlord shall, thereafter, use diligent efforts to perform such work as may be necessary to complete or repair same in an expeditious manner. In the event Landlord is unable to obtain a building permit for the Tenant Improvements due to non-compliance with building code requirements, Tenant shall either revise the plans for such improvements to comply with the building code or Landlord shall have the right to terminate this Lease.

      5.    OPERATION AND USE OF PREMISES.

      5.1 USE. Tenant shall use the Premises for the Permitted Use set forth in Section 1.20 and no other purpose.

      5.2 LEGAL COMPLIANCE. Tenant shall, at its expense, comply with all laws, governmental orders, regulations, rules, local ordinances regarding (i) any of the Permitted Uses described in Section 1.20, (ii) the condition of the Premises to the extent Tenant is responsible therefor pursuant to this Lease,
(iii) improvements and equipment constructed in or installed upon the Premises by Tenant. Upon receipt of any notice of noncompliance, Tenant shall promptly notify Landlord in writing. Landlord shall comply with all laws, governmental orders, regulations, rules and local ordinances relating to: (i) the Common Areas, (ii) Landlord's Work, and (iii) the exterior surfaces, structural elements, foundation and roof of the Building, and, unless specifically excluded under the terms of this Lease, the costs and expenses associated with such compliance by Landlord shall be included in Operating Expenses.

      Notwithstanding anything to the contrary contained in this Lease except as set forth under the terms of Section 8 of this Lease, it shall be Landlord's responsibility to comply with all laws, orders, regulations, rules, ordinances and other governmental requirements which are generally applicable to the Building or generally applicable to the Permitted Use. Landlord warrants and represents that such use conforms to all such requirements currently in effect.

      5.3 OBJECTIONABLE MATERIAL. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or interfere with the use of the respective premises. Without Landlord's prior written consent, Tenant shall not receive, store, or otherwise handle any product, material or merchandise which is hazardous, toxic, explosive or highly flammable other than reasonable quantities thereof incidental to the conduct of Tenant's business which are stored, used and disposed of in compliance with all applicable legal requirements. Outside storage of any type of equipment, property or materials by Tenant, its agents, employees, customers or suppliers shall be permitted only with the prior written consent of Landlord. Tenant shall store all rubbish within the Premises.

      5.4 RULES AND REGULATIONS. Landlord reserves the right from time to time to adopt and amend rules and regulations concerning use of the Common Area and Premises, with which Tenant agrees to comply ("Rules and Regulations"). A copy of the current Rules and

Regulations is attached as Exhibit "F." Landlord agrees to uniformly enforce such Rules and Regulations.

      5.5 INSURANCE RISK. Without Landlord's consent, Tenant shall not use the Premises in any way which could increase insurance rates, or disallow any sprinkler or other credits, or invalidate any standard form policy of insurance with respect to the Premises, Building, Complex or Tenant's operations therein.

      6.    COMMON AREA.

The term "Common Area" means the entire area designed for common use or benefit of occupants of the Building or Complex, including the parking lot, landscaped and vacant areas, interior walkways connecting the Buildings within the Complex and exterior sidewalks. The Common Area shall at all times be subject to the exclusive control and management of Landlord and may be expanded, contracted, improved or changed by Landlord from time to time as deemed desirable. Subject to the Rules and Regulations, the Common Area is hereby made available to Tenant and its employees, agents, customers, and invitees for their reasonable nonexclusive use in common with other tenants of the Building and Complex, their employees, agents, customers, invitees, and to Landlord for the purposes for which constructed. Tenant shall not in any manner obstruct the Common Area. Landlord shall have the right to change the area, location, and arrangement of the Common Area; to enter into, modify, and terminate easements and other agreements pertaining to the use and maintenance of the Common Area, to close all or any portion of the Common Area to such extent as may be necessary; to add or remove improvements; and to do and perform such other acts in and to these areas and improvements as Landlord shall determine to be advisable with a view to the improvement and convenient use thereof. No exhibit attached to this Lease nor any other materials provided by Landlord shall constitute a warranty or agreement as to the configuration of the Building or Complex or the occupants thereof.

      7.    MAINTENANCE OBLIGATIONS.

      7.1 LANDLORD'S RESPONSIBILITIES. Landlord shall keep the Common Area, exterior surfaces, structural elements, foundation, all heating and air conditioning systems, and roof of the Building and Complex in good order and repair and, subject to Section 8 and Exhibit "G" hereto, the expense of such activities shall be an Operating Expense. Notwithstanding the foregoing, Landlord shall not be required to make any repairs which become necessary as a result of any act or omission of Tenant, its agents, representatives, contractors, employees or customers.

      7.2 TENANT'S RESPONSIBILITIES. Throughout the Term of this Lease, Tenant shall be obligated, at its sole cost and expense, to keep and maintain the Premises plumbing, doors, windows, locks, electrical facilities and fixtures therein in good, safe and working order, condition and repair. Tenant agrees to replace and renew, with like kind and quality, any parts of the Premises that may become too worn to be repaired, so that, at all times, the Premises shall be in good, safe and working order, condition and repair. Tenant shall not permit waste to the Premises. However, there shall be no obligation on the part of Tenant to comply with any laws which may require structural alterations, or additions, unless made necessary by any act, work, use or omission by Tenant.

      8.    OPERATING EXPENSES AND REAL ESTATE TAXES.

      Subject to the terms hereof and the exclusions set forth in Exhibit "G", in addition to the Monthly Installments of Annual Base Rent, Tenant shall pay on a monthly basis as Additional Rent during the term hereof, Tenant's Pro Rata Share of "Operating Expenses," which shall mean the costs and expenses reasonably incurred by Landlord in managing, cleaning, operating, maintaining, repairing and insuring the Building and Complex and the real property described on Exhibit "C" and the costs of any capital improvements to the Building (i) required by any change in the laws, rules, regulations or orders of any governmental authority first promulgated after the Commencement Date, or (ii) capital improvements reasonably intended and expected to reduce total Operating Expenses, (subsection (i) and (ii) being herein collectively referred to as the "Qualified Capital Improvements"), which Qualified Capital Improvements shall be amortized on a straight line basis at appropriate interest rates, not to exceed two percent (2%) over prime rate, over the useful lives of such capital improvements, with only the annual amortized amount, including interest, includable in each year's Building Operating Costs (hereinafter referred to as the "Qualified Capital Improvement Amortization"). Landlord shall compute Operating Expenses in accordance with consistent generally accepted accounting practices and shall apply all Operating Expenses in a non-discriminatory manner. Any Operating Expense relating to the Complex shall be allocated between the Buildings on an pro rata basis unless the nature of the expense does not lend itself to a pro rata allocation. In that event, such expense(s) shall be allocated on an equitable basis between the Buildings. Prior to the development of 401 Carlson Parkway, Landlord shall only include costs relating to the 401 Site for water and parking lot maintenance (including snow plowing) in the Building's Operating Expenses.

      Subject to the exclusions set forth on Exhibit "G", Operating Expenses shall specifically include, but not be limited to, the total cost reasonably incurred for fire and "all risk" coverage and liability insurance premiums due and payable with respect to the entire Building and Complex which are required to be carried by Landlord pursuant to the terms of this Lease; sewer; janitorial services for the Building, Complex and Premises; costs associated with any on-site engineer(s), including salaries and benefits, gardening, lawn and landscape care; replacement of indoor plant materials for the Building; maintenance, repair and replacement of the heating and air conditioning systems; snow removal; parking lot line painting; sign maintenance; exterior maintenance and repair, including roofs and building exteriors; security equipment and services and the costs of personnel and contractors to implement said services; any and all costs associated with the terms and conditions of the Declaration of Covenants, Conditions, Easements and Restrictions for Carlson Center, dated October 12, 1989, and Landlord's management fees and administrative costs (Landlord's total management fee for the Building shall not exceed a maximum of five percent (5%) of the gross receipts [hereinafter "gross receipts"] of the Building, with gross receipts defined as the gross amount paid to Landlord as rent, fees, charges or otherwise for the use and/or occupancy of the Building or for any services, equipment, or furnishings provided by Landlord in connection with such use and/or occupancy).

      All reasonable costs and expenses associated with the repair and maintenance of the Conservatory, except those costs specifically related to the purchase and/or maintenance of any food service equipment (i.e. ovens, soda dispensing machines, etc.); the purchase of foodstuffs and softgoods, and; costs related to foodservice employees, shall be considered an Operating Expense and such costs shall be born equitably between the developed Buildings of the Complex.

      In addition, and subject to the exclusions set forth on Exhibit "G", Tenant shall pay on a monthly basis as additional rent during the term hereof its Pro Rata Share of the real estate taxes and installments of special assessments (amortized over the longest period of time permitted by the taxing authority) levied or assessed with respect to the Building, and the real property described on Exhibit "B" ("Real Estate Taxes") in the applicable year. In the event of any refund of Real Estate Taxes with respect to a year for which Tenant has paid its Pro Rata Share of Real Estate Taxes, Landlord shall, in Landlord's discretion, either promptly pay to Tenant its Pro Rata Share of the amount of the refund after deduction of Landlord's costs incurred in obtaining such refund, or, unless the Term has expired or is otherwise terminated, apply such amount as a credit against Tenant's future monthly installments of its Pro Rata Share of Real Estate Taxes.

      Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period, it shall appear that Landlord has materially underestimated or overestimated Operating Expenses or Real Estate Taxes, Landlord may re-estimate Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes and may bill Tenant for any deficiency or credit Tenant for any surplus which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred (100) days after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of Operating Expenses and Real Estate Taxes for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and each party hereby agrees that Tenant shall pay Landlord or Landlord shall credit Tenant' s account (or, if such adjustment is at the end of the term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes paid by Tenant to Landlord during such twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder.

      Tenant shall have the right from time to time (but not exceeding once in any 12 month period) to examine books and records relating to Operating Expenses, including the right to conduct audits at Tenant's expense. Such examinations and audits shall be performed by certified public accountants, at Landlord's offices, during normal business hours, and on reasonable prior written notice to Landlord. Tenant shall have the right from time to time (but not exceeding once in any 12 month period) to examine books and records relating to Operating Expenses, including the right to conduct audits at Tenant's expense. In the event said audit discloses a total deviation in excess of four (4%) percent, or more, of the actual Operating Expenses, Landlord shall credit Tenant's account in the amount of any overpayment disclosed, plus interest at the prime rate, and shall pay Tenant the cost of said audit. In no event shall Tenant employ any person, firm or entity to perform the rights of Tenant hereunder who is paid on a contingency fee basis.

      9.    REPAIRS-ALTERATIONS.

Tenant shall not damage the Premises and shall not permit waste to the Premises. Tenant shall not make any improvements, additions or alterations to the Premises, or install any equipment which defaces the Building or Complex interior or exterior or negatively affects the structural or mechanical components of the Building or Complex, without the prior written consent of Landlord. No machinery or equipment shall be bolted or otherwise physically attached to the floors or walls of the Premises without the prior written consent of Landlord. Landlord may condition Landlord's approval upon the condition that any such machinery, equipment, improvements, additions or alterations be removed at Tenant's expense upon the termination of this Lease. Tenant shall pay for any repairs necessary as a result of removal of any such machinery, equipment, improvements, additions or alterations. Notwithstanding the foregoing, Tenant, at its sole expense and without obtaining Landlord's consent may make such interior and non-structural additions, deletions, improvements and alterations not greater than $10,000 in value (collectively, "Alterations") to the Premises as it may from time to time desire, provided that such Alterations do not materially and adversely effect the utility or mechanical systems of the Building or the value to Landlord of the Tenant Improvements. All Alterations shall be made in a good and workmanlike manner. All such Alterations and all equipment, machinery, trade fixtures, systems and personal property at any time installed or located by Tenant on the Premises shall remain Tenant's property and may be removed by Tenant at any time.

      10.   UTILITIES AND OTHER SERVICES.

Tenant shall pay its Pro Rata share of all utilities (including, without limitation, gas and electricity) and janitorial services furnished to the Building and Complex. In the event that Landlord determines, in Landlord's reasonable discretion, that Tenant's water usage is disproportionally high compared with other tenants in the Building, Landlord may charge Tenant directly for such excess consumption. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right, at any time from time to time and upon written notice to Tenant, to either contract for service from a different company or companies providing electricity service to the Premises or Building or continue to contract for service from the current electrical service provider. Landlord shall not be liable for damages for failure of heat, hot or cold water, air conditioning, sewer service, electric current, gas, or any other service by reason of breakdown of plant, equipment, or apparatus, shut-down of any thereof for necessary repairs or alterations or due to unavailability of fuel, water or any other substance or utility, war, civil disturbance, strike, lockout, fire, flood, casualty, governmental regulations, or other conditions beyond Landlord's reasonable control other than due to unavailability of funds.

      Notwithstanding the foregoing, in the event Landlord fails to provide any service (including without limitation repairs or maintenance) required hereunder and as a result of such failure, Tenant is unable to operate its business from the Premises as herein permitted for a period in excess of fifteen (15) consecutive days or five (5) consecutive business days if such failure is due to the negligence of Landlord, its agents, employees, or contractors, rent shall equitably abate thereafter until such failure has been remedied.

      11.   LANDLORD'S ACCESS.

Upon one business day's prior notice, except in an emergency, Landlord may enter the Premises during the Term hereof at all reasonable hours for the purpose of inspection, verifying Tenant's compliance with this Lease or making repairs or improvements to the Premises or any other portion of the Building, or for the purpose of exhibiting the same to prospective purchasers, brokers, or lenders or during the last six (6) months of the Term or any Renewal Term, prospective tenants. In an emergency Landlord may enter the Premises at any time without notice to take such action as Landlord deems to be prudent or necessary.

      12.   INDEMNITY AND NON-LIABILITY.

      12.1 INDEMNITY. Tenant shall defend, indemnify and hold harmless Landlord, and Landlord's employees and agents, from and against any and all claims arising from Tenant's use of the Premises or Building, or from the conduct of Tenant's business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about the Premises or the Building and shall further defend, indemnify and hold harmless, Landlord and Landlord's employees and agents, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Notwithstanding any foregoing provisions hereof to the contrary, Tenant shall have no obligation to indemnify Landlord from and against any claims directly resulting from Landlord's negligent actions or omissions or intentional misconduct.

      Landlord shall defend, indemnify and hold harmless Tenant, and Tenant's employees and agents, from and against any and all claims arising from Landlord's ownership of the Building or any activity, work, or thing done, permitted or suffered by Landlord in or about that portion of the Building, and shall further defend, indemnify and hold harmless Tenant and Tenant's employees and agents from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease or arising from any negligence of Landlord, or any of Landlord's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel satisfactory to Tenant. Notwithstanding any foregoing provisions hereof to the contrary, Landlord shall have no obligation to indemnify Tenant from and against any claims directly resulting from Tenant's negligent actions or omissions.

      12.2 WAIVER. Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents and contractors. Tenant hereby waives all claims in respect thereof against Landlord.

      12.3 LIENS. Tenant shall not perform any act, or make any contract, that may create, or be the foundation for, any lien against the Premises, the Building, the Complex, or any portion thereof, and, should any such lien be filed as a result of any act of Tenant, Tenant, at its own cost and expense, shall bond for or discharge the same within ten (10) business days after the filing thereof. Additionally, Tenant shall include the following language in all contracts related to improvements or other work performed related to the
Premises:

      "PURSUANT TO MSA SECTION 514.06, NOTICE IS HEREBY GIVEN THAT IMPROVEMENTS MADE BY ANY PARTY UPON THIS PREMISES ARE NOT AUTHORIZED, AS THAT TERM RELATES TO INTERESTS IN LIENS UNDER SECTION 514.06, BY CARLSON REAL ESTATE COMPANY AND THAT ALL IMPROVEMENTS ARE BEING MADE AT THE INSTANCE OF THE LESSEE OF THE PREMISES."

      12.4 NON-LIABILITY. Unless directly resulting from facilities controlled by Landlord and from Landlord's negligent act or omission and Tenant has notified Landlord, Landlord shall not be liable to Tenant for any damage occasioned by: plumbing, electrical, gas, water, steam or other utility pipes, systems, and facilities, or by the bursting, stopping, leaking or running of any tank, washstand, closet or waste or other pipes in or about the Premises or Building by water being upon or coming through the roof, or any skylight, vent, trapdoor or otherwise or arising from any act or omission of any third party or any tenant of the Building, its agents, contractors or employees.

      13.   INSURANCE.

      13.1 LIABILITY COVERAGE. Tenant shall, at its expense, obtain and keep in force during the term of this Lease, including any renewal term, a commercial general liability insurance policy with a combined single limit of not less than $1,000,000 covering bodily injury to one or more persons and property damage with deductibles in an amount reasonably satisfactory to

Landlord. All policies of insurance required to be provided hereunder by Tenant or Landlord shall be issued by insurer(s) licensed and qualified to do business in the State of Minnesota, with a current A.M. Best Company rating of at least AVII. The policy shall name Landlord and any Mortgagee (as defined in Section
17) as an additional insured and shall cover losses in the Common Area caused by Tenant.. Tenant shall increase its liability coverage as may be reasonably requested by Landlord, if Landlord presents evidence that customary insurance coverage limits for similar facilities in the Twin Cities market area have increased. The establishment of insurance requirements shall not limit the liability of Tenant under this Lease.

      Landlord shall obtain and keep in force with a financially responsible insurance company, during the Term, including any renewal term, a commercial general liability insurance policy with a combined single limit of not less than $3,000,000 covering bodily injury to one or more persons and property damage. The premium therefor shall be included in Operating Expenses.

      13.2 CERTIFICATES. Tenant shall deliver to Landlord certificates of insurance, making specific reference to the Building, the Complex and the Premises, evidencing the existence and amounts of the policy of insurance required pursuant to this Section 13, as well as the deductible amounts. No such policy shall be nonrenewable, cancelable or subject to material reduction of coverage or other material modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, at least fifteen (15) days prior to the expiration of such policy, furnish Landlord with renewals or "binders" thereof. Any failure of Tenant to obtain, maintain, or provide copies or certificates of any insurance required hereunder shall constitute a material and continuing breach of this Lease.

      13.3 PROPERTY COVERAGE. Tenant shall maintain in effect, with a financially responsible insurance company, policies of property insurance covering for the full insurable value of all improvements (other than those described in Exhibit "E"), additions or alterations to the Premises made without Landlord's written consent, and all of Tenant's machinery, equipment, furniture, fixtures and personal property. Such policies of insurance shall provide protection for Tenant against all casualties included under standard insurance industry practices within the classification of "Fire and Extended Coverage" and shall contain a waiver of subrogation releasing Landlord from all claims and liabilities arising from or caused by any hazard covered by Tenant's property insurance. The proceeds from said insurance shall be used to repair or reconstruct such insured property to the extent required under Section 15 of this Lease.

      Additionally, Tenant shall maintain business interruption insurance in an amount adequate to cover losses incurred by Tenant as a result of any damage or destruction to the Building as described in Section 15 of this Lease.

      Landlord shall maintain in effect, with a financially responsible insurance company, policies of property insurance covering the Building including Landlord's Work as described in Exhibit "D" and Tenant's Improvements as described in Exhibit "E," (other than the property required to be insured by Tenant in the preceding paragraph, and other tenant improvements and tenant property) on a replacement cost basis. The premium therefor shall be included in Operating Expenses.

      13.4 RELEASE. Notwithstanding anything apparently to the contrary elsewhere in this Lease, Landlord and Tenant each hereby mutually release and relieve the other from all claims and liabilities arising from or caused by any hazard covered by property insurance on the Premises or covered by property insurance in connection with property on or activities conducted in or about the Premises or Building or covered by the property insurance required hereunder, regardless of the cause of the damage or loss, provided that this release shall apply only to the extent that such loss is covered by such property insurance. Tenant and Landlord shall, at the earlier of the date of obtaining insurance coverages or the Commencement Date, give notice to the insurance carriers involved that the foregoing mutual waiver of liability and subrogation is contained in this Lease.

      14.   ASSIGNMENT, SUBLETTING AND CORPORATE TRANSACTIONS.

      14.1 LANDLORD CONSENT. Tenant shall not cause or permit any assignment, sublease, encumbrance, or transfer (a "Transfer") of this Lease or any estate or interest herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, denied or delayed. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if the proposed Assignee refuses to provide the financial assurances reasonably necessary in order to prove its ability to honor the obligations of Tenant under the Lease. Landlord may also withhold consent in the event the use proposed by the Assignee deviates from the Permitted Use hereunder or unreasonably burdens the Complex parking area or other facilities.

      If Tenant wishes to transfer any of its rights except to a Permitted Transferee (as defined below), Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed assignee, subtenant or other transferee (a "Transferee"); (b) the nature of the business proposed to be carried on in the Premises; (c) the terms and provisions of the proposed Transfer; (d) such financial and other information concerning the proposed Transferee as Landlord may reasonably request; (e) the form of the proposed assignment, sublease or other agreement governing the proposed Transfer, and (f) a reminder that failure to respond within twenty (20) days is deemed an approval of the request. Within twenty (20) days after Landlord receives all such information it shall notify Tenant whether it approves such Transfer or if it elects to proceed under Section 14.4 -Landlord's Right to Space. In no event may Tenant publicly advertise or offer all or any portion of the Premises for assignment or sublease without Landlord's prior written consent and in no event at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Building. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with any proposed Transfer. Attempted assignment or subletting without Landlord's prior written consent shall constitute a material breach of this Lease. Failure of Landlord to respond within twenty (20) days after receipt of all of the information listed above shall be deemed approval by Landlord of the proposed Transfer.

      In the event that Landlord shall consent to a subletting of all or any portion of the Premises under a sublease which obligates the subtenant to pay a rental at a rate in excess of Tenant's Annual Base Rent as set forth in Section 1.12, above, then Tenant shall be entitled to receive the excess rental as paid by the subtenant.

      Notwithstanding anything in this Lease to the contrary, and provided there is no uncured default hereunder, Tenant may, without obtaining Landlord's consent or giving prior notice to Landlord, transfer, sublet or assign all or a portion of Tenant's interest in this Lease to a Permitted Transferee. In the event of any transfer, sublease or assignment to a Permitted Transferee, Tenant shall give Landlord written notice within thirty (30) days thereafter. A "Permitted Transferee" shall mean (i) any affiliate, subsidiary, or parent of Tenant, (ii) the surviving corporation or partnership in a statutory merger or reorganization of Tenant, (iii) any corporation or partnership which purchases substantially all of the stock or assets of Tenant, or (iv) any corporation or partnership, the majority voting stock or interest of which shall be owned by stockholders of Tenant holding a controlling percentage or more of the voting stock of Tenant. No such transfer, sublease or assignment shall operate to relieve Tenant of any liability hereunder and the Permitted Transferee shall assume all obligations to be performed by Tenant under the terms of this Lease.

      14.2 CORPORATE TRANSACTIONS. Subject to Section 14.1 above, Tenant shall not cause or permit, by operation of law or otherwise, any of the following transactions which would have a material adverse affect on Tenant's creditworthiness (collectively referred to as "Corporate Transactions") without Landlord's consent, not unreasonably withheld, conditioned, denied or delayed except as provided for herein: (a) a merger; (b) a sale of all or a portion of Tenant's business; (c) change in the ownership or control of 50% or more of the outstanding capital stock of Tenant if Tenant is a corporation; (d) if Tenant is a partnership, any change in the identity of any general partner; or (e) any conversion of a corporation or partnership to a limited liability corporation, limited liability partnership or limited liability limited partnership. It shall be deemed reasonable for Landlord to withhold its consent to a Corporate Transaction if the proposed Purchaser or transferee refuses to provide the financial assurances, including personal or corporate guarantees, reasonably necessary in order to assure its ability to honor the obligations of Tenant under the Lease.

      If Tenant wishes to consummate a Corporate Transaction that would have a material adverse affect on Tenant's financial condition, Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed purchaser or other transferee (collectively, the "Purchaser"); (b) the nature of the business proposed to be carried on in the Premises; (c) the terms and provisions of the proposed Corporate Transaction; (d) such financial and other information concerning the proposed Purchaser as Landlord may reasonably request; and (e) the form of the proposed agreement governing the proposed Corporate Transaction. Within thirty (30) days after Landlord receives all such information it shall notify Tenant whether it approves such Corporate Transaction, or what financial assurances would be acceptable to Landlord to effectuate Landlord's approval, or if it elects to proceed under Section 14.4 - Landlord's Right to Space.

      14.3 NO RELEASE OF TENANT. Notwithstanding anything to the contrary contained in this Section 14, no consent by Landlord to any Transfer or Corporate Transaction shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer or Corporate Transaction, and the Transferee or assignee shall be jointly and severally liable with Tenant for the payment of rent (or, in the case of sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer or Corporate Transaction shall not relieve Tenant or any such Transferee or assignee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer or Corporate Transaction. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer or Corporate Transaction.

      14.4 LANDLORD'S RIGHT TO SPACE. Notwithstanding any of the above provisions of this Section 14 to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer and such Transfer requires Landlord's consent, then Landlord, in lieu of consenting to such Transfer or withholding its consent, may elect to terminate this Lease (in the case of an assignment or a sublease of the entire Premises), or to terminate this Lease as it relates to the space proposed to be subleased by Tenant (in the case of a sublease of less than the entire Premises). In such event, this Lease (or portion thereof) will terminate on the date the Transfer was proposed to be effective, and Landlord may enter into a lease directly with the prospective Transferee identified by Tenant.

      15.   DAMAGE OR DESTRUCTION.

      15.1 DAMAGE TO PREMISES COVERED BY INSURANCE. If the Premises are damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance (the "Event") so as to become partially or totally untenantable, the Premises shall be repaired and restored by Landlord and Tenant with due diligence. The repairs shall commence as soon as reasonably possible following the Event. Landlord's obligation to repair and restore shall be limited to the restoration of the work designated as Landlord's Work in Exhibits "D" and Tenant Improvements in Exhibit "E" in each case including any changes to plans and specifications agreed to by the parties during initial construction (the "Agreed Change Orders") and Tenant shall be obligated to restore the remainder of the Premises. If the Premises are damaged or destroyed to the extent that the cost of the restoration would exceed 25% of the amount it would have cost to replace the Premises in their entirety at the time such damage or destruction occurred, and if the unexpired portion of the Term of this Lease shall be one year or less on the date of the damage or destruction, then Landlord may elect to terminate this Lease by giving notice to Tenant of its election to do so within 60 days after such occurrence. If Landlord exercises such right, then this Lease shall cease as of the date of such Event and all rent and other charges payable by Tenant shall adjusted as of that date. In the event Landlord does not elect to terminate the Lease, Landlord shall, within forty-five (45) days following such fire or other cause, reasonably estimate the amount of time that it will take Landlord to repair and restore the Premises ("Landlord's Estimate"). If Landlord's Estimate exceeds twelve (12) months, Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within ten (10) business days after receiving Landlord's Estimate. If Tenant does not elect to terminate this Lease, Landlord shall promptly proceed with such repair and restoration and, if such repair and restoration is not completed within thirty (30) days of Landlord's Estimate, Tenant shall have the right to terminate the Lease by delivering written notice thereof to Landlord within ten (10) business days after such thirty (30) day delay period. Cost incurred by Landlord under this
Section 15 will not be included in Operating Expenses.

      15.2 DAMAGE TO PREMISES NOT COVERED BY INSURANCE. If the Premises shall at any time be damaged or destroyed by a casualty not insurable under standard fire or extended coverage insurance so as to become partially or totally untenantable, then Landlord shall have the right to either repair and restore the work designated as Landlord's Work in Exhibits "D" and "E" as it relates to the Premises or to terminate this Lease. Such election shall be made by Landlord upon notice to Tenant within 60 days after the occurrence of such casualty. If Landlord elects to restore its work, such work shall not exceed what is required to restore the Landlord's Work set forth on Exhibit "D" and the Tenant Improvements set forth on Exhibit "E", in each case including any Agreed Change Orders and Tenant shall be required to repair with diligence the remainder of the Premises. If Landlord elects to terminate this Lease, this Lease shall terminate as of the date of such Event and all rent shall be adjusted as of such date of termination. In the event Landlord does not elect to terminate the Lease, Landlord shall, within forty-five (45) days following such fire or other cause, reasonably estimate the amount of time that it will take Landlord to repair and restore the Premises ("Landlord's Estimate"). If Landlord's Estimate exceeds twelve (12) months, Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within ten (10) business days after receiving Landlord's Estimate. If Tenant does not elect to terminate this Lease, Landlord shall promptly proceed with such repair and restoration and, if such repair and restoration is not completed within thirty (30) days of Landlord's Estimate, Tenant shall have the right to terminate the Lease by delivering written notice thereof to Landlord within ten (10) business days after such thirty (30) day delay period. If Landlord elects to restore its work and Tenant does not exercise it termination right as described in this Section 15.2, then Tenant shall be required to repair with diligence the remainder of the Premises.

      15.3 DESTRUCTION OF THE COMPLEX. If all or any portion of the Complex shall be damaged or destroyed by fire or other cause (regardless of whether the Premises may be affected thereby) to the extent that the cost of restoration thereof would exceed 25% of the amount it would have cost to replace the Complex in its entirety at the time such damage or destruction occurred, then Landlord may elect to repair that portion of the Complex owned by Landlord within a reasonable time after such damage or destruction, or Landlord may elect to terminate this Lease upon 30 days notice to Tenant, which notice shall be given, if at all, within 60 days after the date of such occurrence. In the event of such termination, this Lease shall cease 30 days after such notice is given and all rent shall be adjusted as of that date. In the event Landlord does not elect to terminate the Lease, Landlord shall, within forty-five (45) days following such fire or other cause, reasonably estimate the amount of time that it will take Landlord to repair and restore the Building ("Landlord's Estimate"). If Landlord's Estimate exceeds twelve (12) months, Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within ten (10) business days after receiving Landlord's Estimate. If Tenant does not elect to terminate this Lease, Landlord shall promptly proceed with such repair and restoration and, if such repair and restoration is not completed within thirty (30) days of Landlord's Estimate, Tenant shall have the right to terminate the Lease by delivering written notice thereof to Landlord within ten (10) business days after such thirty (30) day delay period.

      15.4 RENT ABATEMENT. If the Premises are damaged or destroyed and Tenant is prevented from occupying in part or in whole and does not occupy such portion of the Premises or any part thereof for ten (10) consecutive business days, Annual Base Rent and other charges hereunder related to that portion of the Premises damaged or destroyed and not occupied by Tenant, shall be abated during any period in which such damage or destruction continues to materially interfere with the operation of Tenant's business in the Premises. Rent abatement shall be Tenant's sole right against Landlord by reason of such damage or destruction and such abatement shall apply only during the period commencing with such damage or destruction and ending 30 days after Landlord substantially completes its repairs or when Tenant reopens the Premises for business, whichever is earlier.

      15.5 DESTRUCTION CANCELLATION. In the event the Premises shall be damaged or destroyed by fire or otherwise so as to become partially or totally untenantable, during the last year of the Term or any extension term hereof, either party shall have the option to terminate this Lease as of the date of such damage or destruction by written notice to the other party given within three (3) months following the date of such damage or destruction and this Lease shall then be terminated and rent and all other charges shall cease as of the date of the occurrence of such damage or destruction.

      16.   EMINENT DOMAIN.

      Except as may be otherwise agreed to by Landlord and Tenant as provided in this Section, if all of the Premises, or such portion of the Premises as renders the remainder impractical for Tenant's intended business use of the Premises, are taken by any public authority under the power or threat of eminent domain or by transfer in lieu thereof, then the term of this Lease shall cease as of the date possession shall be taken by such public authority, and Landlord shall make a pro rata refund of any Annual Base Rent that may have been paid in advance. In the event that less than the entire Building is so taken and the Premises are not in that portion of the Building so taken and provided the Premises are not rendered untenantable thereby, then this Lease shall terminate only at the option of Landlord. In the event that only a part of the Premises is so taken and the parties agree that this Lease shall not so terminate, there shall be a pro rata reduction in Annual Base Rent for the period following such taking, and all other terms and provisions hereof shall remain in full effect. All damages awarded for any such taking shall belong to and be the property of Landlord for diminution in value to this leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, moving expenses, depreciation to and cost of removal of stock and fixtures.

      17.   MORTGAGEE PROTECTION.

      17.1 SUBORDINATION OF LEASE. This Lease shall be subject and subordinate at all times to the lien of any existing mortgage and other financing documents and the lien of any mortgages and other financing documents that hereafter may be made a lien upon the Building and Complex and the real property upon which it is situated; provided, however, that the secured party named in each such mortgage or other financing document (a "Mortgagee") shall agree to recognize this Lease in the event of foreclosure if Tenant is not then in default and if Tenant agrees to attorn to such Mortgagee as Landlord under this Lease. In the event a Mortgagee elects to have this Lease a prior encumbrance, then and in such event upon Mortgagee notifying Tenant to that effect, this Lease shall be deemed a prior encumbrance whether this Lease is dated prior or subsequent to the date of Mortgagee's encumbrance. Within twenty (20) business days following Landlord's request, Tenant will execute and deliver any certificates of subordination and other documents desirable to effect the purpose of this
Section 17.1, and in a form substantially similar to the attached Exhibit "H" with such changes as Tenant may reasonably request; provided, however, that each Mortgagee shall agree to recognize this Lease in the event of foreclosure if Tenant is not then in default and shall agree not to join Tenant as a party defendant in any action to foreclose the mortgage unless such joinder is required under applicable law. Failure of Tenant to comply with the foregoing requirements within twenty (20) business days following Landlord's request shall be deemed an Event of Default.

      17.2 INSURANCE. Whenever under this Lease policies of insurance or bonds are to be provided for the benefit of Landlord, the same shall, at the option of Landlord, be made payable to and shall secure Landlord and/or any Mortgagee.

      17.3 ESTOPPEL CERTIFICATE. Tenant shall, within twenty (20) business days following a request from Landlord, execute and deliver to Landlord an Estoppel Certificate substantially in the form attached as Exhibit "I" with such changes as tenant may reasonably request, attesting to the terms and condition of this Lease and the compliance to date of Landlord with the terms and conditions of this Lease and such other matters as requested by Landlord concerning the tenancy of Tenant under this Lease. In the event that Tenant asserts any known default by Landlord, Tenant shall set forth such alleged default or defaults upon the said certificate in detail and attest to the fact that those listed defaults are, to the knowledge of Tenant, the only defaults by Landlord hereunder.

      17.4 MORTGAGEE'S PERFORMANCE. Tenant agrees to give to any Mortgagee(s), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee, which notice shall state that it is given pursuant to this Section of the Lease and that copies of notices shall be sent to such Mortgagee. Mortgagee shall have the right (but shall not be obligated) to perform the obligations of Landlord hereunder, in the same manner and time as Landlord.

      18.   RELOCATION OF PREMISES.

      Landlord reserves the right to relocate Tenant in substitute premises of similar square footage and configuration within the Building or Complex upon ninety (90) days written notice to Tenant. If this right is exercised, Landlord shall, at its own expense, provide Tenant with improvements at the new location, comparable to those in the original location (including, without limitation, quality and level of finish), and shall, at Landlord's own expense, move Tenant's personal property to the new location. Landlord shall reimburse Tenant for expenses incurred by Tenant in relocating its telephone service and computer system. If the current rental rate at the new location is greater than at the original location, Tenant's Annual Base Rent shall not be increased for the remainder of the Term hereof. For a period of thirty (30) days following receipt of the notice of relocation, Tenant has the option of canceling this Lease, effective at any time prior to the relocation date, by sending written notice to Landlord.

      19.   SIGNAGE.

      Tenant, at Landlord's sole cost and expense, shall have the right to building standard internal directory and suite signage. No other signage shall be displayed by Tenant without the prior written consent of Landlord.

      20.   ENVIRONMENTAL COMPLIANCE

      I.    (a)   Landlord represents, to the best of its knowledge, that on the
      Commencement Date, there is no Hazardous Material in the Building, the Complex or on the Premises in violation of any Environmental Law. Landlord hereby agrees that if at anytime during the term of this Lease it should be determined that the Building, Complex or Premises were contaminated with Hazardous Material on the Commencement Date of this Lease or thereafter because of any acts or omissions of Landlord, Landlord agrees to indemnify and hold Tenant harmless from any and all claims, liabilities, damages and obligations of any nature arising from or as a result of such contamination.

      II.   Tenant represents, warrants, and covenants to Landlord that:

      (a) Tenant will cause the Premises at all times to be and remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph
      (f), all as amended and modified from time to time (collectively, "Environmental Laws"). Tenant agrees to obtain and keep in effect all governmental permits and approvals relating to the use or operations of the Premises required by applicable Environmental Laws, and Tenant agrees to comply with the terms of the same.

      (b) Tenant will not generate, manufacture, store, treat, transport, release, or dispose of "Hazardous Material," as that term is defined in subparagraph (f), on, in, under, about or from the Premises, Complex or Building, other than in such quantities as are required for the conduct of Tenant's permitted business, and other than those lawfully incorporated into the Premises, in keeping with good construction practices, as appropriate building materials, and then only in compliance with all Environmental Laws, health, safety, handling, reporting and disclosure laws, regulations and rules. Tenant shall promptly provide to Landlord upon written request, but not more often than once in any twelve month period unless Landlord has reasonable cause to believe that Tenant is not in compliance with this Section 20, a detailed list of such materials used in the conduct of Tenant's business or incorporated in the Premises, together with copies of all applicable permits related to such materials, if any. If any Hazardous Material (other than as permitted in the foregoing sentence) is found on the Premises, or if Tenant or any one of its employees, agents, contractors, suppliers or invitees causes, contributes to or aggravates any release or disposal of any Hazardous Material on, in, under or about the Premises, or Building, Tenant, at its own cost and expense will immediately take such action as is necessary to detain the spread of and remove the Hazardous Material to the complete satisfaction of Landlord and the appropriate governmental authorities.

      (c) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to Tenant's compliance with Environmental Laws. Tenant will, at its sole cost if any such violation is due to the act or omission of Tenant, promptly cure any such action. Tenant will keep the Premises, Complex and Building free of any lien imposed pursuant to any Environmental Laws on account of Tenant's generation, manufacture, storage, treatment, transportation, release, or disposal of Hazardous Material.

      (d) If Tenant breaches or fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any Hazardous Material (other than those expressly authorized herein) from the Premises, Building or Complex. The costs of such Hazardous Material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court or administrative agency has ordered the cleanup, due and payable on Landlord's demand. Tenant hereby grants Landlord, its employees, agents and contractors, access to the Premises to remove or otherwise clean up any Hazardous Material. Landlord, however, except as specifically set forth herein, has no affirmative obligation under this Lease to remove or otherwise clean up any Hazardous Material, from the Premises, Building or Complex and nothing in this Lease will be construed as creating any such obligations.

      (e) Tenant agrees to indemnify, defend, and hold Landlord and Landlord's affiliates, shareholders, partners, directors, officers, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, asserted, or awarded against Landlord or any of them in connection with or arising from or out of Tenant's obligations hereunder.

            This indemnification is the personal obligation of Tenant and shall survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recover action against Landlord under CERCLA, as that term is defined in subparagraph (f), or any state equivalent or any similar law now existing or enacted after this date.

      (f)   For purposes of this Lease "Hazardous Material" means:

            i. "Hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. #9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. # 1 80 1, et seq., both as amended to and after this date.

            ii. "Hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. #6901, et seq., as amended to and after this date.

            iii. Any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to and after this date.

            iv. Crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute).

            v. Any radioactive material, including any source, special nuclear, or by product material as defined at 42 U.S.C. #201 1, et seq., as amended to and after this date.

            vi.   Asbestos in any form or condition.

            vii. Polychlorinated biphenyl's (PCB's) or substances or compounds containing PCB's.

      21.   DEFAULT.

      21.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

      (a) Tenant fails to make any Monthly Installment or Additional Rent payment when due. Landlord agrees not to exercise its remedies until ten
      (10) days following written notice of Landlord to Tenant that the payment is past due.

      (b) Tenant fails to make any Monthly Installment or Additional Rent payments when due under this Lease two (2) or more times during any twelve
      (12) month period during the Term.

      (c) Tenant abandons the Premises; provided, however, that vacation of the Premises by Tenant, by itself, shall not constitute an Event of Default hereunder.

      (d) Tenant fails to comply with any of the provisions of Section 20 - Environmental Compliance.

      (e) Any guarantor of this Lease is in default under any guaranty of this Lease.

      (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any reorganization, arrangement, consolidation, readjustment, liquidation, dissolution or similar arrangement or proceeding under any state or federal bankruptcy or other statute, law or regulation, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after any appointment pursuant to any state or federal bankruptcy or other statute, law or regulation, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant' s assets, to have such appointment vacated.

      (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and such failure is not cured within thirty (30) days after written notice to Tenant or, if such failure cannot be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in its reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

      21.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

      (a) Landlord may, upon notice to Tenant and in accordance with Minnesota law, terminate this Lease, or without notice to Tenant re-enter the Premises without terminating this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Upon the service of any such notice of termination, the Term of this Lease shall automatically terminate. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees, and the value at the time of such termination of any rent reserved in this Lease for the remainder of the term over the then reasonable rental value of the Premises for the remainder of such term, all of which amount shall be immediately due and payable from Tenant to Landlord.

      (b) Landlord may require that, upon any termination of the Lease or Tenant's right to possession without termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord, vacate the same and remove all effects therefrom except those that may not be removed under other provisions of this Lease. If Tenant fails to surrender possession and vacate as aforesaid, Landlord may forthwith re-enter the Premises in accordance with Minnesota and expel and remove Tenant and any other persons and property therefrom, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving Landlord's rights to rent or any other rights given Landlord under this Lease or at law or in equity. If Tenant does not remove all effects from the Premises, Landlord may, in accordance with Minnesota, either declare such effects abandoned and dispose of the same in any reasonable manner without liability to Tenant or any other party, or remove any or all of such effects in any manner it shall choose and store the same without liability to Tenant. Tenant shall pay Landlord on demand any expenses incurred in such removal and storage for any length of time during which the same shall be in Landlord's possession or in storage.

      (c) Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Annual Base Rent and Additional Rent when due. After Tenant's right to possession is terminated Landlord may enter the Premises and may make such alterations and repairs as it shall determine may be reasonably necessary to relet the Premises and Landlord may (but shall not be required to) relet the same or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable. Upon any reletting, all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent or other charges due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and costs of such alterations and repairs; and third, to the payment of Annual Base Rent and Additional Rent and other charges due and unpaid hereunder. In no event shall Tenant be entitled to receive any surplus of any sums received by Owner on a reletting in excess of the rental and other charges payable hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord upon demand. No act by Landlord allowed by this Section shall terminate this Lease unless Landlord notified Tenant that Landlord elects to terminate this Lease. Landlord can terminate Tenant's right to possession of the Premises at any time. Notwithstanding the foregoing, in the event that Landlord elects to terminate Tenant's right to possession only, without terminating this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages; provided that Landlord shall not be required to relet the Premises in preference to other available space in the Complex.

      21.3 RECEIPT OF MONIES. To the extent permitted under applicable law, no receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the giving of any notice under this Lease, including, without limitation, a notice of termination of this Lease, shall reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the receipt of such money. No payment by Tenant or receipt by Landlord of a lesser amount than the charges herein reserved shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement on any check or on any letter accompanying any check be deemed to be an accord and satisfaction. Landlord shall not be deemed to have accepted payment made to a "lockbox" or other depository until five (5) days after Landlord's actual receipt of the payment if, and only if, during said period Landlord did not refund or attempt to refund such payment. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

      21.4 BANKRUPTCY. If at any time there exists an act of bankruptcy, which shall include the filing by Tenant, or any guarantor of a petition in bankruptcy (including, without limitation, a petition for liquidation, reorganization or for adjustment of debts of an individual with regular income), the filing of any such petition against Tenant or any guarantor with such party failing to secure a discharge thereof within 90 days after the filing thereof, or Tenant or any guarantor becoming insolvent or admitting in writing an inability to pay its debts as they mature, or making an assignment for the benefit of creditors or petitioning for or entering into an arrangement with creditors or a custodian being appointed or taking possession of Tenant's or any guarantor's property whether or not a judicial proceeding is instituted, then this Lease at Landlord's option shall (if permitted by law) be terminated, in which event neither Tenant, any guarantor, nor any person claiming through or under Tenant or any guarantor or by virtue of any statute or court order shall be entitled to possession of the Premises. Landlord, in addition to the other rights and remedies given by this Lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent or any monies received by Landlord from Tenant or others on behalf of Tenant.

      21.5 LEGAL EXPENSES. In case suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorneys' fees and legal expenses.

      21.6 LANDLORD'S RIGHT TO CURE DEFAULT. If Tenant fails to perform any agreement or obligation on its part to be performed under this Lease, Landlord shall have the right (but shall be under no obligation), if no emergency exists, to perform the same upon ten (10) days notice to Tenant, and, in any emergency, to perform the same immediately without notice or delay. For the purpose of curing Tenant's defaults as aforesaid, Landlord shall have the right to enter the Premises and Tenant shall within ten (10) days after demand reimburse Landlord for any costs incurred by Landlord to cure any of Tenant's defaults, including reasonable attorneys' fees. Except for gross negligence or willful misconduct by Landlord, Landlord shall not be liable for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under Tenant for any action taken by Landlord pursuant to this Section. Any act done by Landlord pursuant to this Section shall not constitute a waiver of any such default by Tenant or a waiver of any covenant, term or condition herein contained or the performance thereof.

      21.7 RIGHTS AND REMEDIES. The rights and remedies given to Landlord in this Lease are distinct, separate, non-exclusive and cumulative rights and remedies, in addition to every other remedy at law or in equity, and may be exercised concurrently. No delay or failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach (including recurrent failure to timely pay rent) by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever or be construed as a waiver of any subsequent breach.

      21.8 SECURITY DEPOSIT. Tenant shall provide Landlord the letter of credit described in Paragraph 4 of Exhibit "A" of this Lease, concurrently with the execution of this Lease, which shall be retained by Landlord as security for Tenant's full, timely and faithful performance of all of Tenant's obligations hereunder, including but not limited to the payment of Annual Base Rent, Operating Expenses and Real Estate Taxes. If Tenant fails to pay such amount or any other charges hereunder or otherwise defaults with respect to any provisions of this Lease, Landlord may, at its option, apply all or any portion of the Letter of Credit (, the "Financial Security"), to the payment thereof or for payment of any other sums for which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Financial Security, Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Financial Security to the full amount stated in Section 1.15 and Paragraph 4 of Exhibit "A", and Tenant's failure to do so shall be a material breach of this Lease. Tenant shall not be entitled to any interest upon the Financial Security, nor shall Landlord be required to segregate or hold the Financial Security separate from Landlord's other funds, but shall carry such sum as a bookkeeping entry only. In the event that Tenant shall fully perform the covenants and provisions of this Lease, Landlord shall refund the Financial Security, or the unused balance thereof, if any, to Tenant within thirty (30) days after the expiration or sooner termination of the term of this Lease.

      21.9 DEFAULT BY LANDLORD. A. If Landlord shall fail or neglect to perform or observe any of the terms, covenants or conditions of this Lease on its part to be performed or observed within thirty (30) days after receipt of written notice of default or, when more than thirty (30) days are reasonably required because of the nature of the default, if Landlord shall fail to commence and proceed diligently to cure such default within thirty (30) days after receipt of written notice from Tenant but in all events within ninety (90) days of such notice, then Landlord shall be liable for any and all damages sustained by Tenant as a result of Landlord's breach.

            B. Provided that Tenant has been notified in writing of the most current mailing address of Landlord's mortgagee, Tenant shall notify said mortgagee of Landlord's default and shall afford said mortgagee the opportunity to cure Tenant's default for a period of thirty (30) days following mortgagee's receipt of such notice.

            C. Landlord shall reimburse Tenant for its out-of-pocket costs directly incurred by Tenant as a result of curing Landlord's breach, within thirty (30) days of receipt of an itemized bill therefore, provided Tenant fully complies with each of the following:

                  (i) Landlord receives thirty (30) days (the "Notice Period") prior written notice from Tenant of its intent to commence repairs or otherwise cure Landlord's breach, including a detailed description of the work to be performed.

                  (ii) Tenant submits copies of all paid invoices together with lien waivers signed by each vendor/contractor indicating that they have been paid in full for all services rendered and materials supplied.

                  (iii) Tenant secures all necessary governmental approvals prior to commencement of any work.

      22.   SURRENDER OF POSSESSION.

      22.1 CONDITION. At the expiration of the term hereof, Tenant shall surrender the Premises broom-clean in good condition and repair, ordinary wear and tear, condemnation and damage caused by casualty excepted. For the purposes of this Section 22.1, the term "reasonable wear and tear" shall mean that level of wear and tear which would be allowed by a prudent owner maintaining those items described in Section 7.2 herein, in the manner required of Tenant under this Lease.

      22.2 HOLDING OVER. In the event Tenant remains in possession of any part of the Premises after the expiration of the tenancy created hereunder, without Landlord's written consent, Tenant shall be considered a hold-over tenant subject to all of the conditions of this Lease insofar as the same are applicable to a hold-over tenant, except that the monthly rent payable by Tenant shall be an amount equal to 150% of the rate paid by Tenant during the last month of the Term or any Extended Term allowed hereunder. Notwithstanding anything to the contrary contained herein, during any hold-over tenancy, Tenant shall vacate the Premises within ten (10) days of receipt of Landlord's written notice ("Holdover Notice To Vacate"). If Tenant remains in possession of the Premises after the Holdover Notice To Vacate without the execution of a new lease, it shall be occupying the Premises as a tenant at sufferance, subject to all of the conditions of this Lease insofar as the same are applicable to tenant at sufferance, except that the monthly rent payable by Tenant shall be an amount equal to 300% of the rate paid by Tenant during the last month of the Term or any Extended Term allowed hereunder. Tenant shall indemnify and hold Landlord harmless from and against all claims, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs of defending the same, incurred by Landlord and arising from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages, including lost profits, proven by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises. Nothing contained herein shall limit Landlord's right to evict Tenant as allowed under Minnesota law.

      22.3 FIXTURES. All partitions, wallcovering, ceilings, sinks, plumbing, floor covering, and other improvements within the Premises shall become the property of Landlord at the moment of completion of installation; provided, however, Landlord may direct Tenant to remove, at Tenant's sole cost and expense, any such improvements, including without limitations, plenum wiring, upon the termination of this Lease not previously approved by Landlord and any such other improvements required to be removed as indicated by Landlord at the time of Landlord's consent to same. Tenant shall retain ownership of all removable trade fixtures and machinery ("Tenant's Property") placed in the Premises by Tenant. Prior to the expiration of the Term, Tenant shall remove all Tenant's Property and repair any damages occasioned by such removal at Tenant's expense. Upon the failure of Tenant to remove Tenant's Property prior to expiration of the Term, all remaining Tenant's Property shall, at Landlord's election, be deemed abandoned by Tenant. Notwithstanding the foregoing, Tenant shall have no obligation to remove or restore wallcoverings, paint, and floor coverings.

      23.   NOTICES.

      Whenever under this Lease provision is made for notice, such notice shall be in writing, and it shall be deemed sufficient notice and service if such notice is delivered personally or by a nationally-recognized overnight courier service providing proof of delivery or by U.S. registered mail or certified mail, postage prepaid, return receipt requested, to Tenant at the address set forth in Section 1.3 or the Landlord at its then current address for the payment of rent under this Lease. Any notice so sent shall be effective for all purposes at the time of personal delivery or deposit thereof in the U.S. mail. Either party may hereafter change the address for notice stated in Section 1, above, by notifying the other party in writing of the new address.

      24.   OCCUPANCY.

      If Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be governed by all of the terms and conditions of this Lease, including the requirement under Section 13 of this Lease to maintain insurance. However, Tenant shall not owe Landlord any sums for Annual Base Rent, Real Estate Taxes or Operating Expenses associated with the Premises during said early occupancy period. In the event Tenant is unable to enter into and occupy the Premises on the Commencement Date specified in Section 1.18, because the Premises are not ready for occupancy with Landlord's Work (including without limitation, completion of all Common Areas and parking areas associated with the Building, and issuance of a certificate of occupancy by applicable governmental authorities or other comparable approval) and Tenant Improvements completed, Landlord shall not be liable for damages to Tenant, Annual Base Rent shall abate during the period Tenant is unable to occupy the Premises; and the Commencement Date shall automatically be redefined to mean the date Landlord delivers possession with Landlord's Work and Tenant Improvements substantially completed.

      25.   JOINT AND SEVERAL LIABILITY.

      In the event that two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each individual, corporation, partnership or other entity to perform all obligations hereunder shall be deemed to be joint and several. In like manner, in the event that Tenant shall be a partnership or other business association, the members of which are, by virtue of statute, or general law, subject to personal liability, then and in that event, the liability of each such member shall be deemed to be joint and several.

      26.   QUIET ENJOYMENT.

      So long as Tenant is not in default under any of the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or by any person claiming by, through, or under Landlord.

      27.   BROKERAGE FEES.

      Other than the broker fees paid by Landlord to Grubb & Ellis and CB Richard Ellis, Tenant warrants that it has not incurred liability for any real estate brokerage fees or any other fees to any third party in connection with this Lease and in the event that any third party institutes legal action in an effort to recover brokerage fees as a broker for Tenant, Tenant shall defend such action and indemnifies and hold Landlord harmless from any related damages, liability or costs.

      28.   GENERAL.

      28.1 CONSENT. Whenever under this Lease provision is made for Tenant to secure the consent of Landlord, such consent shall be in writing. The consent by either party to any act by the other party of a nature requiring consent shall not be deemed to constitute consent to any similar act.

      28.2 LEASE NEGOTIATION. The submission of this Lease for examination does not constitute an offer, a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

      28.3 NO MODIFICATION. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

      28.4 SEVERABILITY. If any term or provision of this Lease, or any portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected and shall be valid and be enforced to the fullest extent permitted by law.

      28.5 THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of Landlord's Mortgagee.

      28.6 HEADINGS. The headings of the Sections and Subsections herein are for convenience only, and do not limit or construe the contents of such Sections and Subsections.

      28.7 FORCE MAJEURE. Whenever a period of time is herein provided for either party to perform, said party shall not be responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, unforeseeable impossibility of or delay in obtaining materials for which there is no reasonable substitute for reasons other than unavailability of funds; contractor defaults (except in the case of Landlord's Work) national emergency, acts of a public enemy, governmental restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond its reasonable control other than delay caused by lack of funds. This Section shall not excuse Tenant from the prompt payment of rent, additional rent, or any other payments required by the terms of this Lease.

      28.8 PARTIES IN INTEREST. The terms, conditions, covenants and agreements herein contained shall inure to the benefit of and shall bind the parties hereto and their respective successors and permitted assigns.

      28.9 WAIVER. No provisions of this Lease shall be deemed waived unless such waiver is in writing and signed. The waiver of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payment of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease, including Tenant's recurrent failure to timely make Monthly Installment or Additional Rent payments, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

      28.10 JURY TRIAL. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

      28.11 LIMITATION OF LIABILITY. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Complex and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale or transfer of its interest in the Building or the rents collected therefrom. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord.

      28.12 AUTHORITY. If Tenant is a corporation, partnership or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

      28.13 ATTORNEYS' FEES. In the event suit is brought by either party for the recovery of the Premises, or any sum due hereunder, or to enforce such party's rights under this Lease, the prevailing party shall be entitled to recovery of all costs incurred therein, including reasonable attorneys' fees.

      28.14 NO PARTNERSHIP. Nothing contained in this Lease shall be interpreted as creating a partnership, joint venture, or relationship of principal and agent between Landlord and Tenant, it being understood that the sole relationship created hereby is one of landlord and tenant.

      28.15 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Minnesota.

      28.16 ENTIRE AGREEMENT.

      (a) This Lease contains the entire understanding and agreement of the parties hereto. All prior negotiations, understandings and agreements between the parties have been incorporated herein and are superseded hereby.

      (b) Tenant acknowledges and agrees that no prior information provided or statements made by Landlord or its agent(s) ("Prior Information"), including without limitation, estimated Operating Expenses and Real Estate Taxes, any other financial matters, and any matters related to:

            (i)   Any of the premises in the Building or Complex;

            (ii)  The Building itself or the Complex itself; or

            (iii) The number or kind of tenants in the Building or Complex,

have in any way induced Tenant to enter into this Lease.

      (c) Tenant acknowledges that prior to entering into this Lease, the Tenant has satisfied itself of all its concerns by conducting an independent investigation of the validity of such Prior Information.

      28.17 RESTRICTIVE COVENANTS AT CARLSON CENTER. Tenant's use of the Premises shall comply with the restrictive covenants now in force or later imposed on the Premises, a copy of which has been provided to Tenant.

      28.18 ADDITIONAL TERMS. Additional terms to this Lease, if any, are attached as Exhibit "A."

      28.19 CONTRACTOR APPROVAL. Landlord shall approve all contractors hired by the Tenant to perform work in the Building, including, without limitation, contractors performing Tenant Improvements, furniture moving, and installation of data cabling. It shall be reasonable for Landlord to disapprove any contractor, installer, or worker performing any work on or in the Premises, Building, or Complex for, without limitation, the following reasons, (a) the Contractor is non-union, (b) the Contractor cannot provide financial assurances reasonably necessary in order to prove its ability to honor its contractual obligations, or (c) the contractor has not demonstrated the required skill necessary to perform the work set forth in its contract with Tenant.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                       LANDLORD:

                                       CARLSON REAL ESTATE COMPANY, A
                                       MINNESOTA LIMITED PARTNERSHIP


                                       By /s/ Dean A. Riesen
                                          ----------------------------
                                          Dean A. Riesen
                                          Its General Partner


                                       TENANT:

                                       GALAGEN, INC.,
                                       A DELAWARE CORPORATION


                                       By /s/Franklin L. Kuhar
                                          ----------------------------
                                          Franklin L. Kuhar
                                          Its Chief Financial Officer

                                   EXHIBIT "A"

                         ADDITIONAL TERMS AND CONDITIONS

This Exhibit forms a part of the Lease dated June ____, 2000, by and between Carlson Real Estate Company, A Minnesota Limited Partnership, Landlord, and GalaGen, Inc., a Delaware corporation, Tenant. The parties further agree as follows:

1. PARKING. As of the Commencement Date, Landlord hereby leases to Tenant five (5) parking stalls contained in the lower level parking garage within the Building as depicted on Exhibit "C-3" to this Lease (the "Parking Spaces") and Tenant hereby accepts and leases the Parking Spaces, "as is", from Landlord for the Term and extended term (if any), unless sooner terminated pursuant to any provision set forth in this Lease. From the Commencement Date, Tenant shall pay Landlord, as Additional Rent, for such Parking Spaces an annual rate commencing at One Hundred Twenty-five and 00/100 Dollars ($125.00) per month, plus any and all taxes, for the first Lease Year for each Parking Space ($125.00 X 5 spaces = $625.00/month) and increasing 2% each successive Lease Year ("Parking Rent"). Parking Rent shall be paid in equal monthly installments, as Additional Rent. The Parking Spaces and the Premises may be treated separately by Landlord under the terms of this Lease and Landlord shall not be required to provide any improvements in the event of a relocation of the Parking Spaces. Tenant shall use the Parking Spaces for parking passenger vehicles and for no other purpose. Parking shall be at the sole risk of Tenant and Tenant assumes all risk for damage which may occur to any vehicle. The Parking Spaces shall only be furnished such heat as is necessary for its use and shall not be furnished with air conditioning. Landlord shall maintain the parking garage. The Parking Spaces will not affect the determination of Tenant's Pro Rata Share. Except as provided in this Paragraph 1, Tenant's occupancy of the Parking Spaces shall be subject to all of the terms and conditions of this Lease as if the Parking Spaces were included in the definition of "Premises". Failure to pay the monthly parking fee shall be an Event of Default.

2. LANDLORD ASSIGNMENT OF LEASE. Tenant hereby specifically consents to any future assignment of this Lease by Landlord of its right, title and interest in and to this Lease to Carlson Real Estate Company, A Minnesota Limited Partnership, ("Carlson") or any affiliate, subsidiary, or parent of Carlson. Landlord agrees to provide Tenant with written notice of any such assignment. Upon assignment of this Lease to Carlson, Landlord shall be released from any and all liabilities, rights and obligations due under the terms of the Lease.

3. OPTION TO EXTEND. Subject to the superior rights and needs of Born Information Services, Inc. ("Born"), at the expiration of the initial term of this Lease, if this Lease shall then be in full force and effect and provided Tenant is not then in default beyond any applicable cure period, then Tenant shall have the option to extend this Lease for an extended term of four (4) years (the "First Extended Term"), upon the same terms and conditions stated in this Lease, except that the Annual Base Rent shall be at the Market Rental Rate as determined in accordance with the terms set forth below. In order to exercise the said option to extend, Tenant shall give Landlord written notice thereof not less than nine (9) months prior to the expiration of the initial term (the "Option Notice").

      As used in this Lease, the term "MARKET RENTAL RATE" shall mean the net rental rate per rentable square foot per year, exclusive of operating costs and expenses, for space as to which the Market Rental Rate is being determined (the "Space"), and for the time period as to which such rate is being determined, that a willing tenant would pay, and a willing Landlord would accept, in arm's length bona fide negotiations for comparable office space in the Complex, if all of such space were leased to a single tenant possessing creditworthiness comparable to Tenant. In determining the Market Rental Rate, the following factors (and any other factors then known to be pertinent) shall be considered: the size of the location and floor level; definition of rentable area; the quality, age, location of the building; tenant clientele of the building; all economic concessions (such as rental abatements); the manner in which rents are then subject to escalation; existing leasehold improvements (including, but not limited to the finish, quality and condition of the space); any leasehold improvements to be provided by the Landlord, whether directly or by allowance; whether or not Tenant has engaged a tenant representative broker who is to be compensated by Landlord.

      Following the receipt of Tenant's written notice of its desire to exercise this renewal option, Landlord shall provide Tenant with written notice of the Market Rental Rate (the "Market Rental Rate Notice"). The Market Rental Rate Notice shall be provided to Tenant at least eight (8) months and fifteen (15) days prior to the expiration of the Term of this Lease. If Tenant disagrees with the Market Rental Rate, Tenant's only option shall be to rescind its exercise of this Option to Extend upon five (5) business days prior written notice to Landlord and the Lease shall then terminate on the Termination Date. If Tenant agrees with the Market Rental Rate, Landlord shall then offer the Premises to Born. Within forty-five days of the date Tenant notifies Landlord of its acceptance of the Market Rental Rate, Landlord shall notify Tenant whether Born requires the Premises. In the event Born does not require that Premises, then Tenant's Option to Extend shall be valid and binding. In the event Born requires the Premises, thereby precluding the extension of the Term of this Lease for the Premises, Landlord shall use its best efforts to provide suitable replacement space within the Carlson Center. If Landlord is unable to provide comparable space in Carlson Center, reasonably acceptable to Tenant, within ninety (90) days of receipt of Tenant's Option Notice, then this Lease shall terminate on the Termination Date and Landlord agrees that Annual Base Rent and Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes shall abate for final two
(2) months of the Term of this Lease.

4. ADDITIONAL FINANCIAL SECURITY. In addition to the Security Deposit required under Section 1.16 of this Lease, Tenant has deposited with Landlord as additional financial security, an irrevocable, standby letter of credit from an accredited financial institution, in the amount of Seventy-five Thousand and 00/100 ($75,000.00) dollars (the "Letter of Credit"). Following the end of the seventh (7th) month of the term of this Lease and provided Tenant is not then in default under the terms hereunder, then commencing on the eighth (8th month), the Letter of Credit shall be reduced by $15,000.00 per month, for every month Tenant is not in default under the terms of this Lease, until the balance has been reduced to zero. The proceeds of the Letter of Credit shall be applied in accordance with the terms of Section 21.8 of this Lease and shall be assignable to

Carlson Real Estate Company, A Minnesota Limited Partnership and/or Carlson Real Estate Company, Inc., without the consent of Tenant.

      Additionally, in partial consideration for Landlord agreeing to the terms of this Lease, Carlson Real Estate Company, Inc. or Carlson Real Estate Company, A Minnesota Limited Partnership (collectively, "Carlson Real Estate Company") shall be entitled to subscribe for and purchase from Tenant, in its sole discretion and at the price of $5.00 per share, up to a maximum of 10,000 fully paid and non-assessable shares of Tenant's stock. Carlson Real Estate Company may exercise this warrant at any time during the ten (10) year period commencing on the date hereof. The terms of this stock subscription warrant shall be set forth in a separate document executed by Tenant.

                                   EXHIBIT "B"

                           BUILDING LEGAL DESCRIPTION


      As of the execution date of the Lease, the Legal Description of the Complex is:

OUTLOT H, CARLSON CENTER 9TH ADDITION ACCORDING TO THE RECORDED PLAT THEREOF, AND SITUATE IN HENNEPIN COUNTY, MINNESOTA.

On or before July 30, 2000, Landlord shall re-plat the Complex and Landlord intends that the new Complex Legal Description will be :


                      301 CARLSON PARKWAY (THE "BUILDING")

LOT 1, BLOCK 1, CARLSON CENTER 16TH ADDITION ACCORDING TO THE RECORDED PLAT THEREOF, AND SITUATE IN HENNEPIN COUNTY, MINNESOTA.


                               401 CARLSON PARKWAY

LOT 2, BLOCK 1, CARLSON CENTER 16TH ADDITION ACCORDING TO THE RECORDED PLAT THEREOF, AND SITUATE IN HENNEPIN COUNTY, MINNESOTA.

                                   EXHIBIT "C"

                         PREMISES AND BUILDING SITE PLAN

                                   EXHIBIT "D"

                                 LANDLORD'S WORK
                                 "BASE BUILDING"

The following work is to be done by Landlord or its agent(s) at Landlord's sole expense.

1. PARKING AREA. Landlord shall provide asphalt parking areas described in Exhibit "B."

2. BUILDING SHELL. Landlord shall provide the building shell in accordance with the following specifications:

      (a)   FRAME. Structural steel, pre-cast concrete and masonry.

      (b) WALL. Exterior walls to be unpainted exposed masonry and the interior of the exterior walls to be glass, metal studs, insulation and 5/8" drywall above the glass area only.

      (c)   ROOF.

      (d) EXTERIOR DOOR(S) AND WINDOWS. Per architectural plan. Window blinds shall be included on all windows.

      (e) UTILITIES. Water service lines to each floor, electric service lines to each floor, sanitary sewer line extension to floor.

      (f)   SLAB FLOOR. (No finishes) Machine trowelled.

      (g) SPRINKLER SYSTEM. Landlord shall install a fire sprinkler system in accordance with the requirements of the applicable bureau. The number of heads and spacing shall be designed as if the Building were completely open and undivided. Any revisions, additions, or relocations which the Tenant may desire to have done must be done in accordance with the requirements of the applicable rating bureau. All resulting revision work to be done on the sprinkler system must be performed as a Tenant Improvement.

      (h)   COMMON AREA. Fixtures and finishes installed.

      (i)   CEILING GRID. Installed.

      (j)   CEILING TILE AND LIGHT FIXTURES. Provided, but not installed.

      (k) VARIABLE AIR VOLUME BOXES. One per every 1,500 rentable square feet. Provided, but not installed.

      (l) HVAC. Roof Top equipment and main distribution lines installed. Base energy management system is included.

      (m) CARD ACCESS. Landlord shall provide an exterior, common area and elevator door card access system. Such system shall have the capability to allow Tenant access for a Premises card entry system.

                                   EXHIBIT "E"

                              "TENANT IMPROVEMENTS"

1. Landlord shall complete the installation of Tenant's Improvements substantially as described in the set of preliminary plans as prepared by BDH&Young and dated May 22, 2000 (the "Preliminary Plans). Landlord shall pay the reasonable costs associated with the preparation of the Preliminary Plans. For the initial Premises of approximately 6,814 rentable square feet of space, Landlord agrees to contribute up to $22.00 per rentable square foot towards the Tenant Improvements (the "Improvement Allowance"). The reasonable costs of preparing construction drawings shall be considered a Tenant Improvement expense and shall be paid from the Improvement Allowance.

2. Landlord shall request at least three (3) competent bidders to act as general contractor (the "General Contractor") for the Tenant Improvements. Upon receipt of the bid(s), Landlord and Tenant shall review all bids received from the bidders and shall jointly select the General Contractor based upon such bids.

3. Landlord shall be responsible for completion of the Tenant Improvements, including without limitation (a) filing and obtaining approvals from all governmental and quasi-governmental authorities having jurisdiction over the Premises, Building or the Tenant Improvements; (b) causing the General Contractor to perform its duties as construction manager; and (c) reviewing architectural, engineering, electrical and other plans and facilitating the bid process. Landlord shall cause the contractors to perform the work and installation contemplated by the Preliminary Plans, including any work and installation reasonably inferable therefrom (such work and installation shall collectively be referred to as the "Work"), expeditiously and with due diligence through completion. Except for items otherwise specified by Tenant in the Preliminary Plans, all Work shall be completed with new materials and in a first-class and workmanlike manner.

4. Landlord shall have the right to require that Tenant approve, in advance, any amount in excess of the Improvement Allowance and shall reserve the right to require that Tenant pre-approve any excess caused by change orders subsequent to the commencement of Tenant Improvements. All Tenant Improvements shall be consistent with other Tenant Improvements in the Building and Landlord shall have the right to reasonably reject any plans which contain improvements of a special use or nature with little or no residual value.

                                   EXHIBIT "F"

                          OFFICE RULES AND REGULATIONS

      The following Rules and Regulations for tenants of 301 Carlson Parkway are additional provisions of the Lease to which they are attached. The capitalized terms used herein have the same meanings as the terms are given in said Lease.

      1. USE OF COMMON AREAS. Tenant shall not obstruct the Common Areas, and Tenant shall not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation or interests of the Building and its tenants.

      2. NO ACCESS TO ROOF. Tenant has no right of access to the roof of the Building and shall not install, repair or replace any antenna, aerial, aerial wires, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant shall be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorney's fees, arising from any activities of Tenant's agents or employees on the roof of the Building.

      3. SIGNAGE. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

      4. PROHIBITED USES. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or sleeping or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for microwaving, brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      5. JANITORIAL SERVICES. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises or Common Area. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

      6. KEYS AND LOCKS. Landlord will furnish the Building with a card access system and Landlord shall provide Tenant with access cards. Landlord may make a reasonable charge for any additional or replacement cards. Tenant will not duplicate any cards, alter any locks or install any new or additional lock or bolt on any door of the Building. On the termination of the Lease, Tenant will deliver to Landlord all cards to any locks or doors in the Building which have been obtained by Tenant and if such keys are unavailable, shall pay Landlord the cost for fabricating such cards.

      7. NUISANCES AND DANGEROUS SUBSTANCES. Tenant will not conduct itself or permit its agents, employees, contractors or invitees to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device which emits sound into the Common Area or the premises of any other tenant. Tenant will not use or keep in the Premises or the Building any kerosene, gasoline, naphtha, benzene or other combustible fluid or material other than appropriately stored limited quantities thereof reasonably necessary for the maintenance of office equipment. Without Landlord's prior written approval, Tenant will not use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to by occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. Tenant will not interfere in any way with other tenants or those having business in the Building. Tenant will not bring or keep any animals (except assistance dogs) in or about the Premises or the Building.

      8. BUILDING NAME AND ADDRESS. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

      9. BUILDING DIRECTORY. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

      10. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any windows of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

      11. WALL COVERINGS. Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

      12. FLOOR COVERINGS. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

      13. ELECTRICAL AND TELEPHONE INSTALLATIONS. Landlord will direct Tenant's electricians as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

      14. OFFICE CLOSING PROCEDURES. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

      15. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees, agents or invitees.

      16. USE OF HAND TRUCKS. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

      17. REFUSE. Tenant will store all its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal will be only through such Common Areas provided for such purposes and at such times as Landlord may designate.

      18. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will not participate in and will cooperate to prevent such activities.

      19. PARKING. Tenant will use, and will cause its agents, employees, contractors and invitees to use, the parking spaces to which it is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the parking area. Specifically, but without limitation, Tenant will not park, or permit its agents, employees, contractors or invitees to park, in a manner that impedes access to and from the Building or the parking area or that violates space reservations for handicapped drivers registered as such with the Minnesota Department of Motor Vehicles or other designated parkers and Tenant shall not park any vehicle(s) overnight. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking area, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

      20. FIRE, SECURITY AND SAFETY REGULATIONS. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

      21. RESPONSIBILITY FOR THEFT. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Landlord shall not be responsible for lost or stolen property from Tenant's Premises or the Common Area regardless of whether or not such loss occurs when such area is locked against entry.

      22. SALES AND AUCTIONS. Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises and advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

      23. LANDLORD NOTICE. Tenant shall give prompt notice to Landlord of any accidents or defects in plumbing, electrical fixtures or heating apparatus so that such accidents or defects may be attended to promptly.

      24. CONTRACTORS. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

      25. MOVING. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours, along such routes, in such manner and by such persons as may be designated by Landlord. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorneys' fees.

      26. WEIGHT LOADS. No safe or other object heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the Premises. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord.

      27. OFF-HOUR ACCESS. On Sundays and legal holidays, and on other days between the hours of 6 p.m. and 6 a.m. access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the watchman of the Building and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person who the Landlord had the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

      28. UTILITY CONSERVATION. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operating of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

      29. ENFORCEMENT. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rule in favor of any other tenant or tenants or prevent Landlord from thereafter fully enforcing these Rules and Regulations against any or all of the tenants of the Building.

      30. EFFECT ON LEASE. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Rules and Regulations constitutes a failure to fully perform the provisions of the Lease.

      31. ADDITIONAL AND AMENDED RULES. Landlord reserves the right to rescind or amend these Rules and Regulations and/or adopt any other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein, with which Tenant shall be required to comply.

                                   EXHIBIT "G"

                          OPERATING EXPENSE EXCLUSIONS

a. the cost of decorating, redecorating, special cleaning, or other services not provided on a regular basis to all tenants of the Building (costs of decorating the Common Areas for holidays and the like shall be considered an Operating Expense);

b. any costs associated with the initial non-recurring interior or initial non-recurring exterior landscaping associated with the original construction of the Building or Complex;

c. Landlord's general overhead (including salaries and cost of benefits for building personnel above the grade level of general manager) except for the management fee specifically set forth in Section 8;

d. wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord and compensation or benefits provided to clerks, attendants, or other persons in commercial concessions operated by Landlord or others;

e. all costs relating to activities for the solicitation and execution of leases for space in the Building including without limitation commissions, promotional and advertising expense;

f. costs of correcting items which are the result of defects in the design or construction of the Building or the materials used in the construction of the Building (including but not limited to latent defects in the Building) or in the Building equipment or appurtenances thereto, except that, for the purposes of this subsection, conditions resulting from ordinary wear and tear and use shall not be deemed defects;

g. costs of initial cleaning of, and rubbish removal from, the Building to be performed prior to final completion of construction of the Building or Common Areas;

h. any increase in the cost of Landlord's insurance caused by the specific uses of another tenant.

i. the cost of any items for which Landlord is reimbursed by insurance, or otherwise compensated by a tenant, or another party other than by tenants of the Building, pursuant to clauses similar to Section 8 of the Lease;

j. any operating cost representing an amount paid to a related corporation, entity or person which is in excess of the fair market value of similar services in the western Minneapolis suburban office market;

k. the cost of any work or services performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than is available to Tenant:

l. costs, including costs of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

m. except as otherwise specifically included in Operating Expenses as set forth in the Lease, the cost of regular and overtime wages and salaries or any other expenses to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

n. any costs, fines, or penalties incurred due to violation by Landlord of any law or other governmental rule or authority, provided such costs, fines or penalties were not caused by Tenant.

o. damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;

p. attorney's, accountants and other professionals fees and expenses incurred in connection with: negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; accounting, legal or other professional fees relating to the ownership, leasing, construction, or sale of the Building or the Office Complex except as specifically provided in this Lease.

q. finance charges, interest and other payments including without limitation payments of principal and interest on any mortgages and/or other debt encumbering the Building or Common Areas, or obligation in the nature of a mortgage or other project financing and rental payments on any ground lease or other underlying lease;

r. except for costs associated with the rental of equipment in an emergency situation, rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except operating/maintenance equipment not affixed to the Building or Common Areas which is used in providing janitorial or similar services;

s. any charge for Landlord's income tax, excess profit tax, franchise tax, gross receipts, or like tax on Landlord's business or resulting from Tenant's lease with Landlord, except that in the event a "rental tax" is ever applied to the rent paid, that tax will be the responsibility of each tenant.

t. The cost of subscriptions, political donations, professional fees (except as specifically provided in the Lease), travel costs, entertainment and all other dues and donations;

u. Except for Landlord's management fee, any charges that would result in Landlord collecting in excess of one hundred percent (100%) of all Operating Expenses;

v.    capital costs for sculpture, paintings or other art objects; and

w.    costs associated with the collection and write-off of bad debts

                                   EXHIBIT "H"

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("LENDER") and Galagen, Inc., a Delaware corporation with its principal place of business at _________________________ ("TENANT").


                                    RECITALS:

      A. Lender has made or is about to make a loan (together with all advances and increases, the "Loan") to Jesmar II, Inc., a Minnesota corporation ("BORROWER").

      B. Borrower, as landlord, and Tenant have entered into a Lease dated ______ as amended by amendments dated ____________________ (the "LEASE") which leased to Tenant Suite 301 (the "LEASED SPACE") located in the Property (defined below).

      C. The Loan is or will be secured by the Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of Hennepin, State of Minnesota (together with all advances, increases, amendments or consolidations, the "MORTGAGE") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "ASSIGNMENT"), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the "RENT").

      D. The Mortgage encumbers the real property, improvements and fixtures located at 301 Carlson Parkway in the City of Minnetonka, County of Hennepin, State of Minnesota, commonly known as 301 Carlson Parkway, and described on EXHIBIT "A" (the "Property").

      IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

      1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

      2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

      3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

      4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

      (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

      (b) If Lender or any other entity (a "SUCCESSOR LANDLORD") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "FORECLOSURE"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

      (c) If; notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a Lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement Lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement Lease at the request of either.

      5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

      6.    Successor Landlord will not be:

      (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

      (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

      (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

      (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

      (e) bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender's prior consent;

      (f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

      (g) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

      (h) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be;

            (i) bound by any such obligations provided for in the Lender-approved form Lease;

            (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

            (iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

or

      (i) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

      7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

-------------------

(1) For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

      8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

      9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

      10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

      11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

      12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

      13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

      14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

      IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of _____________, 2000.


                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA, a New
                                       York corporation

                                       By:
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------


                                       GALAGEN, INC.,
                                       A DELAWARE CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------

                                 ACKNOWLEDGMENT

State of ________________

County of_______________


      On this the _______ day of ______________, 2000 before me, the undersigned officer, personally appeared ________________________ who acknowledged himself/herself to be the _________________________of Teachers Insurance and Annuity Association of America, a corporation, and that he/she, as such ________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as ___________________________.

      In witness whereof I hereunto set my hand and official seal.



                                       ----------------------
                                       Notary Public



                                 ACKNOWLEDGMENT

State of ________________

County of_______________


      On this the _______ day of ______________, 2000 before me, the undersigned officer, personally appeared ________________________ who acknowledged himself/herself to be the _________________________of
_____________________________________, and that he/she, as such
________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as ___________________________.

      In witness whereof I hereunto set my hand and official seal.



                                       ----------------------
                                       Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

 Outlot H, Carlson Center 9th Addition according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

                                   EXHIBIT "I"

                              ESTOPPEL CERTIFICATE

                        STATEMENT OF TENANT IN RE: LEASE
                              [Tenant's Letterhead]


                                                                   Date: _______

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attn: _______________________

                                                 RE: TIAA Appl. #
                                                     TIAA Mtge. #
                                                     301 Carlson Parkway
                                                     Minnetonka, MN  55305


Ladies and Gentlemen:

      It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

      The undersigned, as lessee, under that certain Lease dated ________, made with Jesmar II, Inc., as lessor, hereby ratifies said Lease and certifies that:

      1.    the "Commencement Date" of said Lease is ____________________; and

      2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

      3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with ail applicable environmental laws, zoning ordinances and building codes; and

      4. the current base rental payable pursuant to the terms of said Lease is $____________ per annum; and further, additional rental pursuant to said Lease is payable as follows: _________________________; and

      5. said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated _____), and neither party thereto is in default thereunder; and

      6. the Lease described above represents the entire agreement between the parties as to the leasing of the premises; and

      7.    the term of said Lease expires on __________________; and

      8. all conditions under said Lease to be performed by the lessor have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

      9. all required contributions by lessor to lessee on account of lessee's improvements have been received; and

      10. on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said Lease by the lessor; and

      11. no rental has been paid in advance and no security (except the security deposit in the amount of $______ ) has been deposited with lessor; and

      12.   lessee's floor area is ____________square feet; and

      13. the most recent payment of current basic rental was for the payment due on ______________________, 2000, and all basic rental and additional rental payable pursuant to the terms of the Lease have been paid up to said date; and

      14. the undersigned acknowledges notice that lessor's interest under the Lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to lessor. In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the Lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender.


                                       Very truly yours,


                                       ----------------------------
                                       Galagen, Inc. (Lessee)


                                       By:
                                          -------------------------
                                       Its:
                                           ------------------------

                 AUTHORIZATION FOR AUTOMATIC WITHDRAWAL OF RENT



RE:   Leased Premises at: 301 Carlson Parkway, Suite 301, Minnetonka, Minnesota

Commencing on ______________, 2000, the undersigned authorizes Carlson Real Estate Company to withdraw funds from the account identified below for the Monthly Installment of Annual Base Rent and Additional Rents as defined in the lease, relating to the above premises on the FIFTH business day of each month during the lease term. Carlson Real Estate Company will notify payor of the then current amount due prior to the day of funds transfer. This authorization shall remain effective until such time as the undersigned delivers written notice to Carlson Real Estate Company of the withdrawal of said authorization.

Please attach a voided check OR fill in the banking information for the account.



BANK:
          ------------------------------

ADDRESS:
          ------------------------------

          ------------------------------

ACCOUNT #:
          ------------------------------

ABA #:
         ------------------------------



------------------------------
TENANT


------------------------------
SIGNATURE


------------------------------
TITLE


------------------------------
DATE